Exhibit (j)


                 Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated June 26, 2018 with respect to the financial statements of AB Corporate Income Shares, AB Impact Municipal Income Shares, AB Municipal Income Shares and AB Taxable Multi-Sector Income Shares, four of the portfolios constituting AB Corporate Shares, for the fiscal year ended April 30, 2018, which are incorporated by reference in this Post-Effective Amendment No. 33 to the Registration Statement (Form N-1A No. 333-112207) of AB Corporate Shares.

                                                        /s/ ERNST & YOUNG LLP



New York, New York
August 28, 2018